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                                                                 EXHIBIT 10.26.C


                                THIRD AMENDMENT
                               TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Agreement") dated this 27th day of September, 1997, by and between IMAGE ENTERTAINMENT, INC. a California Corporation ("Borrower") and UNION BANK OF CALIFORNIA, N. A. ("Bank").

Whereas, Borrower and Bank have previously entered into that certain Loan Agreement, dated December 17, 1996, (the "Loan Agreement"), pursuant to which Bank has agreed to make certain loans and advances to Borrower and Amendments thereto dated February 5, 1997 and February 28, 1997 (the "Agreement").

Whereas, Borrower has requested that Bank agree to amend certain provisions contained in the Loan Agreement; and

Whereas, Borrower and Bank have agreed and intend to hereby amend the Loan Agreement.

Now, therefore, the parties hereby agree as follows:

     1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meaning assigned thereto in the Agreement.

     2.   AMENDMENT TO THE AGREEMENT.

          (a) Section 1.1 The Revolving Loan shall be deleted in its entirety and a new section 1.1 shall be added as follows:

               1.1 THE REVOLVING LOAN. Bank will loan to Borrower an amount not to exceed Fifteen Million Dollars ($15,000,000) outstanding in the aggregate at any one time (the "Revolving Loan"). Borrower may borrow, repay and reborrow all or part of the Revolving Loan in amounts of not less than One Hundred Thousand Dollars ($100,000) in accordance with the terms of the Revolving Note. All borrowings of the Revolving Loan must be made before November 30, 1998 at which time all unpaid principal and interest of the Revolving Loan shall be due and payable. The Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") on the standard form used by Bank for commercial loans. Bank shall enter each amount borrowed and repaid in Bank's records and such entries shall be deemed to be the amount of the Revolving Loan outstanding absent manifest error. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed.

          (b) Section 1.3 The Borrowing Base shall be deleted in its entirety and a new section 1.3 shall be added as follows:

               1.3 BORROWING BASE. Notwithstanding any other provision of this Agreement, Bank shall advance funds under the Revolving Loan, eighty percent (80%) of Borrower's Eligible Accounts for outstandings up to Fifteen Million Dollars ($15,000,000) plus forty-five percent (45%) of Borrower's Eligible Inventory. In no event, however, shall the aggregate amount of advances based on Eligible Inventory exceed, at any one time, the sum of Six Million Dollars ($6,000,000). If the aggregate dilution rate as measured on a two quarter consecutive basis, is ten percent (10%) or greater of the accounts, the advance rate against accounts
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               receivable shall not exceed seventy-five percent (75%); and if the Aggregate dilution rate as measured on a consecutive two quarter basis, is Fifteen percent (15%) or greater of all accounts, the advance rate against accounts receivable shall not exceed seventy percent (70%). If at any time Borrower's obligations to Bank under the above facilities exceed the sum so permitted, Borrower shall immediately repay to Bank such excess.

     3. Except as modified hereby, the Loan Agreement shall remain otherwise unchanged and in full force and effect and this Agreement shall be effective from the date hereof and shall have no retroactive effect whatsoever.

In Witness Whereof, Borrower has executed and delivered this Agreement.

"Borrower"
Image Entertainment, Inc.



By:  /s/ JEFF M. FRAMER
     -----------------------------
     Jeff Framer, CFO

Accepted and effected this 27th of September, 1997, at Bank's place of business in the City of Los Angeles, Sate of California.

"Bank"
Union Bank of California, N.A.


By:  /s/ RONALD L. WATTERWORTH
     -----------------------------
     Ronald L. Watterworth, Vice President